                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the registrant [X]

     Filed by a party other than the registrant [ ]

     Check the appropriate box:

     [ ] Preliminary proxy statement.       [ ] Confidential, for use of the
                                                Commission only (as permitted by
                                                Rule 14a-6(e)(2).

     [X] Definitive proxy statement.

     [ ] Definitive additional materials.

     [ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12.

                           ANIXTER INTERNATIONAL INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)
                           ANIXTER INTERNATIONAL INC.
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

Payment of filing fee (check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

     (5) Total fee paid:

--------------------------------------------------------------------------------

     [ ] Fee paid previously with preliminary materials.
--------------------------------------------------------------------------------

     [ ] Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount Previously Paid:

--------------------------------------------------------------------------------

     (2) Form, Schedule or Registration Statement No.:

--------------------------------------------------------------------------------

     (3) Filing Party:

--------------------------------------------------------------------------------

     (4) Date Filed:

--------------------------------------------------------------------------------

                                 [ANIXTER LOGO]
                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD MAY 20, 2004

To the Stockholders of Anixter International Inc.:

     The Annual Meeting of Stockholders of Anixter International Inc. will be held at 2301 Patriot Boulevard, Glenview, IL 60025 Illinois on Thursday, May 20, 2004, at 9:00 a.m., for the purpose of:

     (1) electing 10 Directors;

     (2) approving the Company's Management Incentive Plan;

     (3) approving an amendment to the Company's 2001 Stock Incentive Plan; and

     (4) transacting such other business as may properly be brought before the meeting or any adjournment(s) thereof.

     The Board of Directors has fixed the close of business on March 31, 2004 as the record date for the determination of stockholders entitled to notice of, and to vote at, the meeting or any adjournment(s) thereof. A complete list of the stockholders entitled to vote at the meeting will be open for examination by any stockholder for any purpose germane to the meeting during ordinary business hours for ten days prior to the meeting at the offices of Anixter International Inc., 2301 Patriot Boulevard, Glenview, Illinois 60025, and will also be available at the meeting.

     A copy of Anixter International Inc.'s Annual Report to Stockholders for the fiscal year ended January 2, 2004 is being mailed to all registered holders. Only one annual report and proxy statement is being delivered to consenting multiple stockholders sharing an address unless Anixter International Inc. has received contrary instructions from one or more of the holders. Stockholders at a shared address who are receiving a single copy of the annual report and proxy statement and who wish to receive separate copies now and/or in the future should make a request in writing to the Corporate Secretary at Anixter International Inc., 2301 Patriot Boulevard, Glenview, Illinois 60025 or by phone at 224-521-8000. Additional copies of the annual report and proxy statement may be obtained without charge by writing to the Corporate Secretary or from the Company's website at http://web.anixter.com/Anixter/anixter.nsf/InvestorRelations/InvestorRelations.
Stockholders at a shared address who are receiving multiple copies of those documents and who wish to receive a single copy should direct their request to the bank or brokerage firm which holds their shares.

                                          By Order of the Board of Directors

                                          [/s/ JOHN A. DUL]
                                          JOHN A. DUL, Secretary

Chicago, Illinois
April 13, 2004

ALL STOCKHOLDERS ARE INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU EXPECT TO ATTEND, PLEASE DATE, SIGN AND COMPLETE THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE POSTAGE PREPAID ENVELOPE PROVIDED.

                                PROXY STATEMENT

                                      FOR

                         ANNUAL MEETING OF STOCKHOLDERS
                         OF ANIXTER INTERNATIONAL INC.

                            TO BE HELD MAY 20, 2004

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Anixter International Inc., a Delaware corporation (the "Company," which as used herein shall mean together with or without its subsidiaries, as the context may require). The Company's corporate headquarters are located at 2301 Patriot Boulevard, Glenview, Illinois 60025 (telephone 224-521-8000). The Proxy Statement and form of proxy were first mailed to stockholders on or about April 13, 2004. Proxies solicited by the Board of Directors of the Company are to be voted at the Annual Meeting of Stockholders of the Company to be held on Thursday, May 20, 2004, at 9:00 a.m., at 2301 Patriot Boulevard, Glenview, IL 60025, Illinois, or any adjournment(s) thereof.

     This solicitation is being made by mail, although directors, officers and regular employees of the Company may solicit proxies from stockholders personally or by telephone, telegram or letter. The costs of this solicitation will be borne by the Company. The Company may request brokerage houses, nominees or fiduciaries and other custodians to solicit their principals or customers for their proxies, and may reimburse them for their reasonable expenses in so doing. In addition, the Company has retained Morrow & Co. to assist in the solicitation for a fee of $6,000 plus expenses.

                                     VOTING

     Shares of Common Stock, $1.00 par value, of the Company ("Common Stock") represented by proxies in the accompanying form which are properly executed and returned to the Company (and which are not effectively revoked) will be voted at the meeting in accordance with the stockholders' instructions contained therein. In the absence of contrary instructions, shares represented by such proxies will be voted IN FAVOR OF the election as directors of the nominees listed herein and other proposals.

     Each stockholder has the power to revoke his or her proxy at any time before it is voted by (i) delivering to the Company prior to or at the meeting written notice of revocation or a later dated proxy or (ii) attending the meeting and voting his or her shares in person.

     The Board of Directors has fixed the close of business on March 31, 2004 as the record date for the determination of stockholders entitled to notice of, and to vote at, the meeting or any adjournment(s) thereof.

     As of March 31, 2004, 36,641,625 shares of Common Stock were outstanding. Each holder is entitled to one vote per share.

     A majority of the outstanding shares of Common Stock will constitute a quorum for purposes of the meeting. If a quorum is present, in person or by proxy, the election of directors will be determined by a plurality of the votes. Abstentions and broker non-votes are counted as present for establishing a quorum for the transaction of business at the Annual Meeting, but neither will be counted as votes cast. A broker "non-vote" occurs when a broker votes on some matter on the proxy card but not on others because the broker does not have discretionary voting authority to do so and has not received instructions as to how to vote on a particular proposal. Brokers have discretionary authority to vote on the election of directors.

                             ELECTION OF DIRECTORS

     In the absence of contrary instructions, the proxies received will be voted for the election as directors of the nominees listed below to hold office until the next annual meeting of stockholders or until their successors are elected and qualified. Although the Board of Directors does not contemplate that any nominee will decline or be unable to serve as a director, in either such event the proxies will be voted for another person selected by the Board of Directors upon recommendation of the Nominating and Governance Committee, unless the Nominating and Governance Committee acts to reduce the size of the Board in accordance with the provisions of the Company's by-laws. The current number of directors has been set by the Nominating and Governance Committee at ten.

     The following table sets forth the name and age as of March 20, 2004 of each director or nominee for director of the Company, the year each director was first elected, his or her position with the Company, his or her principal occupation(s) during the last five years, any other directorships held by such person in companies which have a class of securities registered pursuant to
Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or subject to the requirements of Section 15(d) of the Exchange Act or directorships of issuers registered as investment companies under the Investment Company Act of 1940, and family relationships between directors and other directors or executive officers. The term of office of each director will extend until the holding of the next annual meeting of stockholders or until his or her successor is elected and qualified.

                                               PRESENT PRINCIPAL OCCUPATION OR
                                             EMPLOYMENT; MATERIAL POSITIONS HELD
         NAME AND AGE                               DURING PAST FIVE YEARS
         ------------                        -----------------------------------
Lord James Blyth, 63...........  Director of the Company since 1995; Chairman since 2000 of
                                 Diageo plc, a beverage and food company; Chairman from 1998 to 2000, Deputy Chairman from 1994 to 1998 and Chief
                                   Executive Officer from 1987 to 1998 of The Boots Company,
                                   involved in retailing, manufacturing and property.
Robert L. Crandall, 68.........  Director of the Company since 1999; Chairman of the Board of
                                 Directors and Chief Executive Officer from 1985 to 1998 of
                                   AMR Corporation, an air transportation and diversified
                                   services company; Director of Celestica Inc., Halliburton
                                   Company and i2 Technologies, Inc.
Robert W. Grubbs Jr., 47.......  Director since 1997, and President and Chief Executive
                                 Officer since 1998 of the Company; President and Chief
                                   Executive Officer of Anixter Inc., a subsidiary of the
                                   Company, since 1994.
F. Philip Handy, 59............  Director of the Company since 1986; a private investor;
                                 Chief Executive Officer since 2001 of Strategic Industries,
                                   LLC, a diversified global manufacturing enterprise;
                                   Managing Director of EGI Corporate Investments, a
                                   diversified management and investment business, from 1997
                                   to 1999; Director of Rewards Network Inc. and WCI
                                   Communities, Inc.
Melvyn N. Klein, 62............  Director of the Company since 1985; President of JAKK
                                 Holding Corp., a General Partner of the investment
                                   partnership GKH Partners, L.P., since 1987; Attorney and
                                   counselor-at-law since 1968; a founder of Questor Partners
                                   Fund, L.P. in 1995 and a principal of that partnership
                                   through 1999.
Stuart M. Sloan, 60............  Director of the Company since 1994; a Principal since 1984 of Sloan Capital Companies, a private investment company;
                                   Chairman of the Board of Directors from 1986 to 1998 and
                                   Chief Executive Officer from 1991 to 1996 of Quality Food
                                   Centers, Inc., a supermarket chain; Director of Rite Aid
                                   Corp.
Thomas C. Theobald, 66.........  Director of the Company since 1995; Managing Director of
                                 William Blair Capital Partners, L.L.C. since 1994; Chairman and Chief Executive Officer from 1987 to 1994 of
                                   Continental Bank Corporation; Chairman of Columbia Mutual
                                   Funds; Director of Jones Lang LaSalle Inc., MONY Group,
                                   and Ventas Inc.

                                               PRESENT PRINCIPAL OCCUPATION OR
                                             EMPLOYMENT; MATERIAL POSITIONS HELD
         NAME AND AGE                               DURING PAST FIVE YEARS
         ------------                        -----------------------------------
Mary Agnes Wilderotter, 49.....  Director of the Company since 2002; Senior Vice
                                 President -- Worldwide Public Sector of Microsoft
                                   Corporation since 2002; President, Chief Executive Officer and a director of Wink Communications, Inc., an
                                   interactive telecommunications and media company, from
                                   1997 to 2002; Director of American Tower Corporation, The
                                   McClatchy Company and Time Warner Telecom.
Matthew Zell, 37...............  Director of the Company since 2001; Managing Director since
                                 2001 of Equity Group Investments, L.L.C., a private
                                   investment firm; President from 1990 to 2001 of Prometheus
                                   Technologies, Inc. and its predecessor, an information
                                   technology consulting firm. Mr. Zell is the son of Samuel
                                   Zell.
Samuel Zell, 62................  Director since 1984, and Chairman of the Board of Directors since 1985 of the Company; Chairman of the Board since 1999 of Equity Group Investments, L.L.C., a private investment
                                   firm; Chairman of the Board from before 1994 through 1998
                                   of Equity Group Investments, Inc., a private investment
                                   firm; Chairman of the Board of Manufactured Home
                                   Communities, Inc., Capital Trust, Inc. and Rewards Network
                                   Inc., and Chairman of the Board of Trustees of Equity
                                   Residential and Equity Office Properties Trust. Mr. Zell
                                   is also Chairman of the Board and Chief Executive Officer
                                   of Danielson Holding Corporation. Mr. Zell has announced
                                   his intention to step down as Chief Executive Officer and
                                   as a director of Danielson prior to December 31, 2004. Mr.
                                   Zell is the father of Matthew Zell.

                          BOARD AND COMMITTEE MEETINGS

     The Audit Committee currently consists of Messrs. Crandall (Chair), Klein, Petty and Theobald, each of whom are "independent" as defined in Sections 303.01(B)(2)(a) and (3) of the listing standards of the New York Stock Exchange. Mr. Crandall has been designated as the "audit committee financial expert," as defined by the Securities and Exchange Commission. The Board has determined that Mr. Crandall's service on the audit committees of three other public companies does not impair his ability to effectively serve on the Company's Audit Committee. Pursuant to its written charter, a copy of which is attached as an appendix, the Audit Committee provides general review of the Company's accounting and auditing procedures, selects its independent auditors, meets with the Company's independent auditors to review their recommendations, and reviews related party transactions. The Audit Committee held seven meetings in 2003.

     The Compensation Committee, currently consisting of Messrs. Sloan (Chair) and Crandall, Lord Blyth and Ms. Wilderotter, each of whom meet the independence requirements of the New York Stock Exchange, exercises all powers of the Board of Directors in connection with compensation matters, including incentive compensation, benefit plans and stock grants. The Compensation Committee held three meetings in 2003.

     The Executive Committee, currently consisting of Messrs. Klein and Petty and Samuel Zell (Chair), exercises the full powers of the Board of Directors to the extent permitted by law in the intervals between Board meetings. The Executive Committee did not meet in 2003.

     The Nominating and Governance Committee, currently consisting of Ms. Wilderotter (Chair), Lord Blyth, and Messrs. Crandall, Handy, Klein, Petty, Sloan and Theobald, each of whom meet the independence requirements of the New York Stock Exchange, identifies and recommends director nominees, advises the Board of Directors on corporate governance issues and Board organization, and assesses Board performance. The Nominating & Governance Committee will consider candidates submitted by shareholders on the same basis as other candidates. Shareholders desiring to recommend a candidate for nomination at an annual stockholder's meeting must notify the Company's Secretary no later than 120 days prior to the first anniversary of the date of the most recent annual meeting proxy statement. Communications should be sent to: Secretary, Anixter International Inc., 2301 Patriot Boulevard, Glenview, IL 60025. Communications must set forth: the name, age, business address and residence address, e-mail address and telephone number of the proposed nominee; the principal occupation or employment of the proposed nominee; the name and record address of the shareholder who is submitting the notice; and a description of all arrangements or understandings between the shareholder who is submitting the recommendation and the proposed nominee. The Nominating and Governance Committee held four meetings in 2003.

     The Board of Directors held four meetings in 2003. Each of the directors attended 75 percent or more of the total of all meetings held by the Board and the committees on which the director served.

     The Board determines the independence of its directors by requiring each of them to complete and return a questionnaire which solicits information relevant to a determination of independence under applicable rules and listing standards, as well as any other direct or indirect relationship that the director may have with the Company. Independence is determined by the Board after presentation and discussion of questionnaire responses. Based on this procedure, the following directors were found to be independent: Lord Blyth, Robert Crandall, F. Philip Handy, Melvyn Klein, John Petty, Stuart Sloan, Thomas Theobald and Maggie Wilderotter.

                              CORPORATE GOVERNANCE

Executive Sessions and Communication with the Board of Directors and Non-Management Directors

     The Chairman of the Board of Directors presides over executive sessions of the Board. If he is not present, the presiding director for the meeting is selected by the non-management directors present.

     Shareholders and other parties interested in communicating directly with the Board of Directors, individual directors, the presiding director or the non-management Directors may do so by directing such communications to the Company's Secretary at: Secretary, Anixter International Inc., 2301 Patriot Boulevard, Glenview, IL 60025 and should prominently indicate on the outside of the envelope that it is intended for the board of directors, individual directors, the presiding director, or for non-management directors. Each communication intended for members of the Board of Directors and received by the Secretary will be reviewed by the Secretary. Communications related to the operation of the Company which are not sales solicitations or of a similar commercial nature will be forwarded to the specified party or parties.

Governance Guidelines and Charters

     The operation of the Board of Directors is governed by the Company's by-laws and Corporate Governance Guidelines. The operations of the Audit Committee, the Compensation Committee and the Nominating & Governance Committee are governed by the charters for each committee. The Corporate Governance Guidelines and the committee charters can be viewed on the Company's website at: http://web.anixter.com/Anixter/anixter.nsf/InvestorRelations/
CorporateGovernance. Copies of these documents can be obtained by writing the Company's Secretary at: Secretary, Anixter International Inc., 2301 Patriot Boulevard, Glenview, IL 60025.

Code of Ethics

     The Company has a longstanding Business Ethics and Conduct Policy which is applicable to all employees, directors and officers, including the principal executive officer, the principal financial officer and the principal accounting officer. The Company's Business Ethics & Conduct Policy can be viewed on the Company's website at: http://web.anixter.com/Anixter/anixter.nsf /InvestorRelations/CorporateGovernance.
Copies of this document can be obtained by writing to the Company's Secretary at: Secretary, Anixter International Inc., 2301 Patriot Boulevard, Glenview, IL 60025.

                             EXECUTIVE COMPENSATION

     The following tables set forth information about the compensation of the chief executive officer and the four other most highly compensated executive officers of the Company.

                           SUMMARY COMPENSATION TABLE

                                                                                     LONG TERM
                                                                                COMPENSATION AWARDS
                                                                                -------------------
                               ANNUAL COMPENSATION                            SECURITIES     SECURITIES
                           ---------------------------     OTHER ANNUAL       UNDERLYING     UNDERLYING      ALL OTHER
         NAME &                      SALARY     BONUS     COMPENSATION(1)   STOCK UNITS(2)    OPTIONS     COMPENSATION(3)
   PRINCIPAL POSITION      YEAR        ($)       ($)            ($)              ($)            (#)             ($)
   ------------------      ----      ------     -----     ---------------   --------------   ----------   ---------------
Robert W. Grubbs.........  2003      650,000   356,930            --           976,000             --          3,000
  President & Chief        2002      580,000   299,400            --                --        200,000          2,750
  Executive Officer        2001      580,000   156,400        13,242                --        300,000          2,550
Dennis J. Letham.........  2003      340,000   198,340            --           439,200             --          3,000
  Senior Vice President--  2002      325,000   153,750            --                --         75,000          2,750
  Finance and Chief        2001      325,000    91,800         8,843                --         90,000          2,550
  Financial Officer
Terrance A. Faber........  2003      187,000    51,000            --            85,400             --          3,000
  Vice President--         2002      183,365    39,175            --                --          8,000          2,750
  Controller               2001      180,000    24,750            48                --          5,000          2,625
John A. Dul..............  2003      200,000    48,500            --            97,600             --          3,000
  Vice President--         2002      180,000    44,300            --                --          8,000          2,750
  General Counsel          2001      180,000    20,250           541                --          5,000          2,550
  and Secretary
Rodney A. Shoemaker......  2003      167,000    47,000            --            73,200             --          2,946
  Vice President--         2002      160,000    31,760            --                --          8,000          2,520
  Treasurer                2001      160,000    18,000           212                --          5,000          2,550

---------------
(1) Represents above-market earnings on deferred compensation.

(2) Value of restricted stock units for 2003, on the date granted. Stock units vest annually in thirds beginning on the second anniversary of the grant. Holders of stock units are entitled to receive any distributions on the stock of the Company or an equitable adjustment to the number of stock units based on such distribution. At January 2, 2004, the aggregate values of restricted stock and restricted stock units granted to Messrs. Grubbs, Letham, Faber, Dul and Shoemaker were respectively, $1,915,940, $988,049, $90,405, $103,320 and $77,490.

(3) Contributions to employee savings plan.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR,
                        AND FISCAL YEAR-END OPTION VALUE

                                                               NUMBER OF SECURITIES
                                                                    UNDERLYING        VALUE OF UNEXERCISED
                                                               UNEXERCISED OPTIONS    IN-THE-MONEY OPTIONS
                                                                   AT FY-END(#)           AT FY-END($)
                                        SHARES       VALUE     --------------------   --------------------
                                      ACQUIRED ON   REALIZED       EXERCISABLE/           EXERCISABLE/
                NAME                  EXERCISE(#)     ($)         UNEXERCISABLE          UNEXERCISABLE
                ----                  -----------   --------      -------------          -------------
Robert W. Grubbs....................        0           0        792,500/337,500       5,419,556/296,719
Dennis J. Letham....................        0           0        322,500/117,500       2,236,159/115,978
Terrance A. Faber...................        0           0          4,100/8,500             1,323/1,575
John A. Dul.........................        0           0         28,750/9,750           216,343/8,316
Rodney A. Shoemaker.................        0           0         12,500/9,500            65,184/6,968

                               PENSION PLAN TABLE

     ANNUAL
  REMUNERATION                                  YEARS OF SERVICE
ON WHICH BENEFITS   -------------------------------------------------------------------------
    ARE BASED       5 YEARS   10 YEARS   15 YEARS   20 YEARS   25 YEARS   30 YEARS   35 YEARS
-----------------   -------   --------   --------   --------   --------   --------   --------
      200,000       12,000     23,000     35,000     46,000     58,000     69,000     69,000
      300,000       18,000     36,000     54,000     72,000     90,000    108,000    108,000
      400,000       25,000     49,000     74,000     98,000    123,000    147,000    147,000
      500,000       31,000     62,000     93,000    124,000    155,000    186,000    186,000
      600,000       38,000     75,000    113,000    150,000    188,000    225,000    225,000
      700,000       44,000     88,000    132,000    176,000    220,000    264,000    264,000
      800,000       51,000    101,000    152,000    202,000    253,000    303,000    303,000
      900,000       57,000    114,000    171,000    228,000    285,000    342,000    342,000
    1,000,000       64,000    127,000    191,000    254,000    318,000    381,000    381,000
    1,200,000       77,000    153,000    230,000    306,000    383,000    459,000    459,000
    1,400,000       90,000    179,000    269,000    358,000    448,000    537,000    537,000

     Above amounts are annual straight life annuity amounts (which are not reduced for social security benefits) payable upon retirement at age 65 under Anixter Inc. funded and unfunded defined benefit plans for Messrs. Grubbs, Letham, Faber, Dul and Shoemaker, who have 26, 11, 4, 15 and 18 years of service, respectively. The determination of remuneration is based upon payment, not accrual, and therefore the covered compensation for 2003 will be the salary shown in the summary compensation table for 2003 and the bonus shown in that table for 2002. Under the enhanced portion of the management incentive plan in effect in 1999, 2000 and 2001, the regular bonus opportunities for Messrs. Grubbs and Letham were halved; therefore, their cash bonuses for these years will be doubled in computing their covered compensation for pension purposes.

                           COMPENSATION OF DIRECTORS

     In 2003, the Company paid its non-employee directors (except the Chairman of the Board) annual retainers of $90,000 payable in stock units which will convert to Common Stock at the pre-arranged time selected by each director, $2,500 for each Board, Compensation Committee and Nominating and Governance Committee meeting attended, and a $5,000 annual retainer for the chair of each of these committees. Audit Committee members received $3,500 for each meeting attended, and the chair received an annual retainer of $10,000.

     The Chairman of the Board received an annual retainer of $200,000 payable in stock units as described above, and did not receive meeting fees.

     Directors are reimbursed for any expenses they incur in attending meetings.

                    EMPLOYMENT CONTRACTS AND TERMINATION OF
                 EMPLOYMENT AND CHANGE-IN-CONTROL ARRANGEMENTS

     Messrs. Grubbs and Letham are employed pursuant to contracts terminable on six months notice by either party, or earlier if there is good cause for termination as defined in the contracts. Good cause for termination by the executive includes forced relocation, significant reduction of salary, regular bonus opportunity, and other benefits, no longer holding his current position as defined in the contracts or any other significant reduction of responsibilities. Good cause for termination by the Company includes material fiduciary breaches and dishonest acts. If employment is terminated by the executive for good cause or by the Company without good cause within four years after a change of control as defined in the contracts, the executive is entitled to certain benefits. These benefits include (i) payment of a pro rata portion of his regular bonus for that year and his salary and regular bonus for the next two years, (ii) all his options to purchase stock will vest and be exercisable for the lesser of two years or their remaining life, (iii) his medical and life insurance coverage will continue during this two year period, and (iv) he will be held harmless from any golden parachute federal excise tax on these benefits. The executive is required to delay his termination for a specified period if the good cause is based on a change of position or reduction in responsibilities, but his stock options will vest at the time of the change of control if he is not continuing in his current position. If in connection with a change of control, at least 25% of the Common Stock is being exchanged for any consideration other than publicly traded common stock, the contracts provide that the executive's stock options will be exercisable to the extent necessary to enable the executive to participate in such exchange on a pro rata basis. Change of control is defined by the contracts as any third person (other than Samuel Zell and his affiliates) acquiring at least 25% of the Common Stock or substantially all the assets of the Company or the majority of the directors of the Company being comprised of individuals who were not nominated by the Board of Directors of the Company. Such a change of control will also vest the restricted shares or restricted stock units granted to Messrs. Grubbs and Letham and the other participants in the enhanced portion of the Company's management incentive plan. See "Compensation Committee Report on Executive Compensation."

                     COMPENSATION COMMITTEE INTERLOCKS AND
                             INSIDER PARTICIPATION

     Stuart Sloan, Lord James Blyth, Robert Crandall and Maggie Wilderotter were members of the Compensation Committee of the Board of Directors in 2003.

     During the year ended January 2, 2004, no person who is or was formerly an officer or employee of the Company or any of its subsidiaries served as (i) a member of the Compensation Committee; (ii) a member of the compensation committee (or other board committee or full board performing equivalent functions) of another entity, one of whose executive officers served on the Board of Directors of the Company; or (iii) a director of another entity, one of whose executive officers served on the Board of Directors of the Company.

     Notwithstanding anything to the contrary set forth in any of the Company's filings under the Securities Act of 1933, or the Exchange Act that might incorporate future filings, including this Proxy Statement, in whole or in part, the Compensation Committee Report on Executive Compensation, the Audit Committee Report and the Performance Graph presented below shall not be incorporated by reference into any such filings.

                         COMPENSATION COMMITTEE REPORT
                           ON EXECUTIVE COMPENSATION

     The compensation policy of the Company for its executive officers (including those named in the Summary Compensation Table) has been to pay, based on performance and seniority, base salaries and annual bonuses at or above the median of the range paid by others for comparable positions, and to provide long-term incentive opportunities within the high end of the range provided by others for comparable positions. From time to time, the Committee reviews studies comparing the compensation of the Company's executives with the compensation of similar executives of selected groups of companies. The companies in the comparison groups were selected because they were believed to be representative of the types of companies with which the Company competes for executives. The companies in the comparison group were of all sizes and in several industries and have no correlation to the companies included in the peer group used in the "Performance Graph." Because of the great differences in size and industry between the Company and the companies in the comparison group, the determination of the Committee that the current compensation of the Company's executives is consistent with the Company's compensation policy is subjective.

     The salary of Mr. Grubbs was increased 12% in 2003 to move his salary closer to his peers in other companies and to offset inflation. Previous to this, it had been 24 months since Mr. Grubbs' last salary review.

     Mr. Grubbs participated in the 2003 regular management incentive plan. Mr. Grubbs' incentive target opportunity for 2003 was established at 105% of his salary, with 38% of this opportunity determined by the operating earnings of the Company, 37% of this opportunity determined by the Company's return on tangible capital, and 25% of this opportunity determined by the achievement of qualitative goals, with no weighting among these goals. Mr. Grubbs was awarded a regular incentive bonus for 2003 of $356,930. This represented 52% of his incentive target because the Company's financial goals were partially achieved and his qualitative goals in the aggregate were achieved.

     The incentive opportunities for the other executive officers who participated in the 2003 regular incentive plan were set by the Committee at the beginning of the year at 38% to 101% of salary. Seventy to seventy-five percent (70-75%) of this opportunity was based on the financial results of the Company and the remainder was based on the achievement of specified qualitative goals. The components of the financial results were operating earnings and return on tangible capital, with the weighting dependent upon responsibilities. Incentive awards for 2003 for these executive officers were from 57% to 72% of target incentive opportunities because the Company's financial goals were partially achieved and the qualitative goals in the aggregate of each participant were exceeded.

     The guideline to determine unit grants was assessment of the incentives required to pay at or above the median of comparator companies for long-term compensation. In 2003, the committee made a grant to Mr. Grubbs consistent with this approach.

     The components of executive officer compensation related to the performance of the Company are the levels of the annual incentive awards as described above and the ultimate value of long-term incentive awards as determined by the stock market.

     It is the policy of the Company to structure its compensation in a manner which will avoid the limitations imposed by the Omnibus Budget Reconciliation Act of 1993 on the deductibility of executive compensation under Section 162(m) of the Internal Revenue Code to the extent it can reasonably do so consistent with its goal of retaining and motivating its executives in a cost effective manner.

Stuart Sloan
Lord James Blyth
Robert L. Crandall
Maggie Wilderotter

                           REPORT OF AUDIT COMMITTEE

     The Board of Directors adopted a new Audit Committee Charter on February 11, 2004, a copy of which is attached to this proxy statement at Appendix A.

     Among other things, the new Audit Committee Charter:

     - requires pre-approval of all audit and permissible non-audit services;

     - requires that Audit Committee members be "independent" as defined in SEC and NYSE rules;

     - vests in the Audit Committee the direct responsibility to appoint, retain, compensate and oversee the independent auditor, including the resolution of disagreements between management and the independent auditor concerning financial statements;

     - requires the Audit Committee to establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal controls or auditing matters and the confidential anonymous submission by employees of concerns regarding questionable accounting or auditing matters; and

     - requires the Audit Committee to have at least one "audit committee financial expert".

     The function of the Audit Committee is to oversee (i) the integrity of the Company's financial statements, (ii) the Company's compliance with legal and regulatory requirements, (iii) the independent auditors' qualifications and independence, and (iv) the performance of the independent auditors and the Company's internal audit function. While the Audit Committee has the duties and powers set forth in its Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company's financial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting principles and applicable rules and regulations. Management is responsible for the preparation, presentation, and integrity of the Company's financial statements and for the appropriateness of the accounting principles and reporting policies that are used by the Company. The independent auditors are responsible for auditing the Company's financial statements and for reviewing the Company's unaudited interim financial statements.

     In fulfilling our oversight responsibilities, we reviewed the audited financial statements in the Annual Report with management, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the disclosures in the financial statements.

     We reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability of the Company's accounting principles and such other matters as are required to be discussed with the Committee under generally accepted auditing standards (including Statement on Auditing Standards No. 61). In addition, we discussed with the independent auditors the auditors' independence from management and the Company, including the matters in the written disclosures required by the Independence Standards Board (including Independence Standards Board Standard No. 1), and considered the compatibility of nonaudit services provided by the auditors to the Company with their independence.

     We discussed with the Company's internal and independent auditors the overall scope and plans for their respective audits. The Committee regularly meets with the internal and independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company's internal controls, and the overall quality of the Company's financial reporting. The Committee also reviews proposed interim financial statements with management and the independent auditors. We held seven meetings during fiscal year 2003.

     In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors (and the Board of Directors has accepted that recommendation) that the audited financial statements be included in the Annual Report on Form 10-K for the Fiscal year ended January 2, 2004 for filing with the Securities and Exchange Commission. The Committee selects the Company's independent auditors.

Robert L. Crandall
Melvyn N. Klein
John R. Petty
Thomas C. Theobald

                               PERFORMANCE GRAPH

     Below is a graph comparing total shareholder return on the Company's Common Stock over the last five years with a broad equity market index and a peer group index as required by the rules of the Securities and Exchange Commission.

                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN*
(PERFORMANCE GRAPH)

                                                    ANIXTER INTL INC              RUSSELL 2000               PEER GROUP ONLY
                                                    ----------------              ------------               ---------------
1998                                                     100.00                      100.00                      100.00
1999                                                     101.54                      121.36                       88.75
2000                                                     106.46                      117.83                       77.16
2001                                                     142.81                      120.93                       94.81
2002                                                     114.46                       96.15                       66.03
2003                                                     127.41                      141.60                       86.96

     The Company's Peer Group Index consists of the following companies: Arrow Electronics Inc., Avnet Inc., W.W. Grainger Inc., Ingram Micro, Agilysis Inc. (formerly, Pioneer-Standard Electronics, Inc.), Premier Farnell PLC, Richardson Electronics Ltd., and Tech Data. This peer group was selected based on a review of publicly available information about these companies and the Company's determination that they are engaged in distribution businesses similar to that of the Company.

                        SECURITY OWNERSHIP OF MANAGEMENT

     The following table sets forth, as of March 31, 2004, certain information with respect to the Common Stock that may be deemed to be beneficially owned (including options exercisable within 60 days) by each director or nominee for director of the Company, the officers named in the Summary Compensation Table and by all directors and officers as a group.

                                                               OPTIONS
                                                COMMON        FOR COMMON                 PERCENT
                                                 STOCK          STOCK         TOTAL      OF CLASS
                                               ---------      ----------    ---------    --------
Name of Beneficial Owner(1)
  Lord James Blyth...........................     24,704(7)      10,530        35,234         *
  Robert L. Crandall.........................     16,824(9)           0        16,824         *
  F. Philip Handy............................     65,704(10)     21,060        86,764         *
  Melvyn N. Klein............................     47,704(4)(7)    10,530       58,234         *
  John R. Petty..............................     18,837(3)          --        18,837         *
  Stuart Sloan...............................     49,704(7)      10,530        60,234         *
  Thomas C. Theobald.........................     44,704(16)     10,530        55,234         *
  Mary Agnes Wilderotter.....................      7,488(13)         --         7,488         *
  Matthew Zell...............................     14,580(12)         --        14,580         *
  Samuel Zell................................  5,138,236(5)      78,975     5,217,211     14.2%(6)
  Robert W. Grubbs...........................    182,640(2)   1,005,615     1,188,255      3.2%(6)
  Dennis J. Letham...........................     93,782(8)     400,139       493,921      1.3%(6)
  Terrance A. Faber..........................      7,900(11)      7,739        15,639         *
  John A. Dul................................      9,718(14)     24,482        34,200         *
  Rodney A. Shoemaker........................      9,000(15)     17,638        26,638         *
                                                                                   --
All directors and executive officers as a
  group including the above named persons....  5,737,525      1,644,626     7,382,151     19.3%

---------------
* Percentage of shares beneficially owned does not exceed one percent of the class.

 (1) Unless otherwise indicated, each person included in the group has sole investment power and sole voting power with respect to the securities beneficially owned by such person.

 (2) Includes 95,136 common stock units which convert to Common Stock on a 1 for 1 basis at the time determined when the stock units were granted.

 (3) Includes 2,636 common stock units which convert to Common Stock on a 1 for 1 basis at the time determined when the stock units were granted.

 (4) Includes 4,000 shares held in trust for Mr. Klein's minor children and of which Mr. Klein disclaims beneficial ownership.

 (5) The shares of Common Stock shown in this table include: 4,647,147 of such shares are owned Samstock/SIT, L.L.C., which is held by trusts established for the benefit of Mr. Zell and his family (the "Zell Trusts"). 55,588 of such shares are owned by Samstock/ZFT, L.L.C., whose sole member is ZFT Partnership, of which the general partners are the Zell Trusts. 55,587 shares that are owned by Samstock/Alpha, L.L.C., whose sole member is Alphabet Partners, of which the general partners are the Zell Trusts. The trustee of the Zell Trusts is Chai Trust Company, L.L.C. ("Chai Trust"). Mr. Zell is not an officer or director of Chai Trust and does not have voting or dispositive power over such common shares; 285,000 of such shares are owned by Samstock/SZRT, L.L.C., whose sole member is the Samuel Zell Revocable Trust. Mr. Zell is sole trustee and beneficiary of the Samuel Zell Revocable Trust; and 81,334 shares and 13,580 common stock units are owned directly by Mr. Zell. Common stock units convert to Common Stock on a 1 for 1 basis at the time determined when the stock units were granted. (See "Security Ownership of Principal Stockholders" below).

 (6) All options exercisable within 60 days of the date of this table which may be deemed to be beneficially owned by the person or persons for whom the calculation is being made are deemed to have been exercised for the purpose of calculating this percentage.

 (7) Includes 24,704 common stock units which convert to Common Stock on a 1 for 1 basis at the time determined when the stock units were granted.

 (8) Includes 46,960 common stock units which convert to Common Stock on a 1 for 1 basis at the time determined when the stock units were granted.

 (9) Includes 14,824 common stock units which convert to Common Stock on a 1 for 1 basis at the time determined when the stock units were granted.

(10) Includes 10,713 common stock units which convert to Common Stock on a 1 for 1 basis at the time determined when the stock units were granted.

(11) Includes 7,500 common stock units which convert to Common Stock on a 1 for 1 basis at the time determined when the stock units were granted.

(12) Includes 9,080 common stock units which convert to Common Stock on a 1 for 1 basis at the time determined when the stock units were granted.

(13) Includes 7,488 common stock units which convert to Common Stock on a 1 for 1 basis at the time determined when the stock units were granted.

(14) Includes 8,500 common stock units which convert to Common Stock on a 1 for 1 basis at the time determined when the stock units were granted.

(15) Includes 6,000 common stock units which convert to Common Stock on a 1 for 1 basis at the time determined when the stock units were granted.

(16) Includes 8,536 common stock units which convert to Common Stock on a 1 for 1 basis at the time determined when the stock units were granted.

                      EQUITY COMPENSATION PLAN INFORMATION

     The following table provides information as of March 31, 2004 with respect to the shares of the Company's common stock that may be issued under the Company's existing equity compensation plans.

                                        NUMBER OF SECURITIES      WEIGHTED-AVERAGE    NUMBER OF SECURITIES
                                          TO BE ISSUED UPON      EXERCISE PRICE OF     REMAINING AVAILABLE
                                       EXERCISE OF OUTSTANDING      OUTSTANDING        FOR FUTURE ISSUANCE
                                         OPTIONS, WARRANTS,      OPTIONS, WARRANTS,       UNDER EQUITY
                                             AND RIGHTS              AND RIGHTS       COMPENSATION PLANS(4)
                                       -----------------------   ------------------   ---------------------
Equity compensation plans approved by
  security holders...................         4,691,806                $19.99(3)            1,107,357
Equity compensation plans not
  approved by security holders:
  2001 Mid-level stock option plan...           517,324(1)             $24.00                      --
  1998 Mid-level stock option plan...            49,497(2)             $16.60                      --
                                              ---------                ------               ---------
       Total.........................         5,258,627                $20.41               1,107,357
                                              =========                ======               =========

---------------
(1) Pursuant to this Plan, the Compensation Committee of the Board of Directors can approve the grant to mid-level employees of options to purchase up to 700,000 shares of the Company's common stock ("Shares"). The exercise price of the option shall not be less than the fair market value of a corresponding number of Shares as of the date of grant, no person may be granted options to purchase more than 25,000 Shares, no options may be granted to any officer and no options may be granted after the 2001 annual meeting of the Company's stockholders. Options granted vest annually in fourths beginning on the anniversary of the grant date.

(2) Pursuant to this Plan, the Compensation Committee of the Board of Directors can approve the grant to mid-level employees of options to purchase up to 360,500 shares of the Company's Common Stock ("Shares"). The exercise price of the option shall not be less than 85% of the fair market value of a corresponding number of Shares as of the date of grant, no person may be granted options to purchase more than 5,000 Shares and no options may be granted after December 31, 1998. Options granted vest annually in fourths beginning on the anniversary of the grant date.

(3) Excludes from the weighted-average price (but not from the number of securities to be issued upon exercise of outstanding options, warrants and rights) 672,624 stock units that are granted at no cost to the participant.

(4) Shares represented in this column are available under the following Plans:
The 1983 Stock Incentive Plan (11,122 shares remain available for issuance), The 1987 Key Executive Equity Plan (1,394 shares remain available for issuance), The 1989 Employee Stock Incentive Plan (1,345 shares remain available for issuance), The 1996 Stock Incentive Plan (2,920 shares remain available for issuance), The 1998 Stock Incentive Plan (47,132 shares remain available for issuance), The 2001 Stock Incentive Plan (858,636 shares remain available for issuance), The Director Stock Plan (85,000 shares remain available for issuance), and the Employee Stock Purchase Plan (99,808 shares remain available for purchase under the plan).

                  SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS

     The following table sets forth information as of March 31, 2004 with respect to each person who is known by the management of the Company to be the beneficial owner of more than 5% of the outstanding shares of Common Stock. Unless otherwise indicated, the beneficial owner has sole voting and investment power.

 TITLE                   NAME AND ADDRESS OF           AMOUNT AND NATURE OF            PERCENT
OF CLASS                  BENEFICIAL OWNER             BENEFICIAL OWNERSHIP            OF CLASS
--------                 -------------------           --------------------            --------
Common          Ariel Capital Management, Inc.             8,089,925(1)                  22.1%
                200 East Randolph Drive
                Suite 2900
                Chicago, Illinois 60601
Common          Samstock/SZRT, L.L.C.                        285,000(2)                  14.2%(4)
                Samstock/SIT, L.L.C.                       4,647,147(2)
                Samstock/ZFT, L.L.C.                          55,588(2)
                Samstock/Alpha, L.L.C.                        55,587(2)
                Samuel Zell                                  173,889(2)
                Two North Riverside Plaza
                Chicago, Illinois 60606
Common          TCW Group, Inc.                            1,906,477(3)                   5.2%
                865 South Figuero Street
                Los Angeles, CA 90017

---------------
(1) According to a Schedule 13G, dated February 11, 2004, Ariel Capital Management, Inc. has sole power to vote 6,811,475 shares and sole power to dispose of 8,089,925 shares.

(2) Samstock/SZRT, L.L.C. is a limited liability company whose sole member is the Samuel Zell Revocable Trust, of which Samuel Zell is the trustee and beneficiary. Samstock/SIT, L.L.C. is a limited liability company whose sole member is the Sam Investment Trust, whose trustee is the Chai Trust Company, L.L.C., a limited liability company. The beneficiaries of the Sam Investment Trust are Samuel Zell and members of his family. Samstock/ZFT, L.L.C. is a limited liability company whose sole member is ZFT Partnership, an Illinois general partnership, whose sole partners are various trusts for the benefit of Samuel Zell and members of his family. Samstock/Alpha, L.L.C. is a limited liability company whose sole member is Alphabet Partners, an Illinois general partnership, whose sole partners are various trusts for the benefit of Samuel Zell and members of his family. The amounts shown include 13,580 common stock units and 78,975 shares obtainable within 60 days of the date of this table by the exercise of options by Samuel Zell.

(3) According to a Schedule 13G, dated February 10, 2004, TCW Group Inc. has sole power to vote 1,755,577 shares and sole power to dispose of 1,906,477 shares.

(4) All options exercisable within 60 days of the date of this table which may be deemed to be beneficially owned by the person or persons for whom the calculation is being made are deemed to have been exercised for the purpose of calculating this percentage.

                                   PROPOSAL 1

        APPROVAL OF ANIXTER INTERNATIONAL INC. MANAGEMENT INCENTIVE PLAN

     The Board recommends that shareholders approve the Anixter International Inc. Management Incentive Plan (the "Incentive Plan"), which was adopted by the Compensation Committee subject to shareholder approval. One of the primary reasons for seeking shareholder approval of the Incentive Plan is to qualify for the "performance-based compensation" exception to the tax deduction limit imposed by Section 162(m) of the Internal Revenue Code (the "Code"). The key features of the Incentive Plan are summarized below, with the full text of the Incentive Plan included in Appendix B to this Proxy Statement.

     The primary objectives of the Incentive Plan are: (i) to attract, motivate, and retain high-caliber individuals by providing competitive annual incentive opportunities; (ii) to provide an incentive to key employees of the Company who have significant responsibility for the success and growth of the Company; and
(iii) to satisfy the requirements of Section 162(m)(4)(C) of the Code.

     The Incentive Plan shall be administered by the Compensation Committee, which shall consist exclusively of two (2) or more nonemployee directors. The Committee shall have full power in its discretion to, among other things: (i) select key employees who shall participate in the Incentive Plan; (ii) determine the sizes and types of awards; (iii) determine the terms and conditions of awards; (iv) construe and interpret the Incentive Plan; and (v) amend or terminate the Incentive Plan in whole or in part.

     The Committee may select from all eligible employees those to whom awards shall be granted in any given Incentive Plan Year and shall determine the nature and amount of each award.

     Because the Incentive Plan provides for broad discretion in selecting participants and in making awards, the total number of persons who will participate and the respective benefits to be accorded to them cannot be determined at this time.

     The Compensation Committee shall establish an Award Pool equal to 3 percent (3%) of the Company's operating income before extraordinary and nonrecurring items reported on the Company's consolidated statements of operations for the Plan Year. The Compensation Committee may, in its discretion, decrease the size of the Award Pool or the maximum award for any participant. The total amount of all awards under the Incentive Plan for any Incentive Plan Year may not exceed one hundred percent (100%) of the amount in the Award Pool for that Incentive Plan Year. The maximum award for any participant in a given Incentive Plan Year may not exceed fifty percent (50%) of the applicable Award Pool.

     Payment of all awards under the Incentive Plan shall be made wholly in cash. The Committee may, in its discretion, authorize payment to a participant of less than the participant's maximum award or may provide that a participant may receive no award at all. In exercising its discretion, the Compensation Committee shall consider such factors as it deems appropriate.

     Unless terminated earlier, the Incentive Plan will remain in effect for a period of ten (10) years from the date of shareholder approval. Upon termination of the Incentive Plan, the right to grant awards under the Incentive Plan will terminate. Prior to that date, the Committee may amend, modify, or terminate the Incentive Plan, in whole or in part, subject to the terms of the Incentive Plan. Any amendment or revision that would cause the Incentive Plan to fail to comply with any requirement of applicable law, regulation, or rule if it were not approved by shareholders will not be effective unless the shareholders of the Company approve the amendment or revision.

      THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE ANIXTER
                 INTERNATIONAL INC. MANAGEMENT INCENTIVE PLAN.

                                   PROPOSAL 2

    AMENDMENT TO ANIXTER INTERNATIONAL INC. 2001 STOCK INCENTIVE STOCK PLAN

     At the Company's 2001 Annual Meeting, the Company's shareholders voted to approve The Anixter International Inc. 2001 Stock Incentive Plan (the "Stock Plan"), which authorized the issuance of 2,500,000 shares, not more than 25 percent of which can be awarded in a form other than stock options or stock appreciation rights ("SARs"). As of March 31, 2004 858,636 shares remain available for issuance under the Stock Plan. In addition, the Company has 148,913 shares remaining available under the following predecessor plans: The 1983 Stock Incentive Plan, The 1987 Key Executive Equity Plan, The 1989 Employee Stock Incentive Plan, The 1996 Stock Incentive Plan, The 1998 Stock Incentive Plan, and The Director Stock Plan (the "Predecessor Plans").

     In 2003, the Company chose to issue a relatively smaller number of restricted stock units to its employees in lieu of stock options, in order to minimize dilution to existing shareholders and for other reasons. To enable it to continue this practice, the Company is asking shareholders to approve an amendment to the Stock Plan which would:

     - Cancel the remaining authorized shares available under the Predecessor Plans;

     - Allow for the grant of 820,000 shares available under the Stock Plan to be awarded in a form other than stock options or SARs;

     - Cancel 38,636 shares available under the Stock Plan; and

     - Clarify the Stock Plan language allowing for the grant of restricted stock units.

     The affirmative vote of a majority of the shares of common stock present in person or by proxy and entitled to vote at the Annual Meeting is required for adoption of the amendment.

SUMMARY DESCRIPTION OF THE STOCK PLAN

     The following summary of the terms of the Stock Plan is qualified in its entirety by reference to the text of the Stock Plan, which is attached as Appendix C to this Proxy Statement. As of March 31, 2004, the closing price of a share on the New York Stock Exchange was $28.25.

     Administration. The Compensation Committee of the Company's Board of Directors, such other board committee as the Board may designate, or the Board itself will administer the Stock Plan (the "Committee").

     Eligibility. Any key employee, director, or active consultant of the Company and its subsidiaries is eligible to receive a grant under the Stock Plan. The Committee will make the determination of the persons to receive grants, the terms, the form, and level of grants.

     Approximately 210 employees of the Company and its subsidiaries will currently be eligible to participate; however, because the Stock Plan provides for broad discretion in selecting participants and in making awards, the total number of persons who will participate and the respective benefits to be accorded to them cannot be determined at this time.

     Stock Available for Issuance Through the Stock Plan. The number of shares of Company common stock originally authorized for issuance under the Stock Plan was 2,500,000. Of the 858,636 remaining, 38,636 shares are proposed to be cancelled. The remaining 820,000 will be adjusted for stock splits, spin-offs, extraordinary cash dividends, and similar events. The shares may be newly issued or common stock reacquired by the Company. No person may be granted, in any period of two consecutive calendar years, awards under the Stock Plan covering more than 900,000 shares of the Company's common stock. To the extent that shares subject to an outstanding stock option (other than in connection with the exercise of a tandem SAR), freestanding SAR, restricted stock, restricted stock unit, performance share, performance unit, or stock award are not issued or delivered for any reason including, but not limited to, the expiration, termination, cancellation, or forfeiture of such award, then such shares shall again be available under this Stock Plan.

     Description of Awards Under the Stock Plan. The Committee may award to eligible employees incentive stock options ("ISOs"), nonqualified stock options ("NQSOs"), stock grants, stock units, SARs, restricted stock, restricted stock units, performance units, performance shares, dividend equivalent rights, and reload options.

     Stock Options and SARs. The Committee will have discretion to award ISOs, which are intended to comply with Section 422 of the Internal Revenue Code (the "Code"), NQSOs, which are not intended to comply with Section 422 of the Code, and SARs.

     The exercise price of any stock option or SAR cannot be less than the fair market value of the corresponding number of shares as of the date of grant, provided that up to 10 percent of the shares provided by the Stock Plan may be granted pursuant to stock options or SARs that have exercise prices that are not less than 85 percent of the fair market value of the corresponding number of shares as of the date of grant and provided further that stock options or SARs replacing options or rights not granted by the Company may have exercise prices that, in the judgment of the Committee, result in options or rights comparable in value to those being replaced. In the Company's previous grants, the exercise price of stock options has been fair market value at the time of the grant and it is anticipated that the Company will continue this practice, absent special circumstances.

     Stock options granted to participants under the Stock Plan will expire at such times as the Committee determines at the time of the grant; provided, however, that no stock option will be exercisable later than ten years from the date of grant. Each stock option award agreement will set forth the extent to which the participant will have the right to exercise the stock option following termination of the participant's employment with the Company. The termination provisions will be determined within the discretion of the Committee, may differ among participants, and may reflect distinctions based on the reasons for termination of employment. Subject to the specific terms of the Stock Plan, the Committee will have discretion to set such additional terms and conditions on stock option grants as it deems appropriate.

     No stock option may be repriced by amendment, substitution, or cancellation and regrant, unless authorized by the stockholders. Adjustments pursuant to stock splits and other events that adjust the number of shares subject to the Stock Plan, as explained above, will not be considered repricing.

     The form of payment of an SAR will be determined by the Committee at the time of grant, and may be in shares of common stock, cash, or a combination of the two. Upon exercise of the SAR, the participant will receive an amount equal to the excess of the fair market value of one share of stock on the date of exercise over the exercise price, multiplied by the number of shares of stock covered by the SAR.

     Restricted Stock and Restricted Stock Units. The Committee will also be authorized to award shares of restricted common stock under the Stock Plan upon such terms and conditions as it shall establish. The award agreement will specify the period(s) of restriction, the number of shares of restricted common stock, and such other provisions as the Committee shall determine and/or restrictions under applicable federal or state securities laws. Although recipients may have the right to vote their restricted shares from the date of grant, they will not have the right to sell or otherwise transfer the shares during the applicable period of restriction or until earlier satisfaction of other conditions imposed by the Committee in its sole discretion. Participants holding restricted stock may also receive dividends on their shares of restricted stock and the Committee, in its discretion, will determine how such dividends on restricted shares are to be paid.

     The Committee will also be authorized to award restricted stock units under the Stock Plan upon such terms and conditions as it shall establish. Restricted stock units are similar to restricted stock and are subject to the same provisions listed above with respect to restricted stock, except that no shares are actually awarded to the participant on the date of grant, and participants holding restricted stock units will have no voting rights with respect to such units.

     Each award agreement for restricted stock or restricted stock units will set forth the extent to which the participant will have the right to retain the restricted stock or restricted stock units following termination of the participant's employment with the Company. These provisions will be determined in the sole discretion of the Committee, need not be uniform among all shares of restricted stock issued or restricted stock units granted pursuant to the Stock Plan, and may reflect distinctions based on reasons for termination of employment.

     Performance Units and Performance Shares. The Committee will also have discretion to award performance units and performance shares under the Stock Plan upon such terms and conditions as it shall establish.

     Other Stock-Based Awards. The Committee will also have discretion to award other stock-based awards under the Stock Plan upon such terms and conditions as it shall establish. Each stock-based award shall have a value as may be determined by the Committee.

     The Committee may, from time to time, suspend, terminate, revise, or amend the Stock Plan or terms of any grant except that, without the approval of stockholders, no such revision or amendment may change the number of shares covered by or specified in the Stock Plan, change the restrictions described above, or expand those eligible for grants under the Stock Plan.

FEDERAL INCOME TAX CONSEQUENCES

     Options. With respect to options which qualify as ISOs, a Stock Plan participant will not recognize income for federal income tax purposes at the time options are granted or exercised. If the participant disposes of shares acquired by exercise of an ISO either before the expiration of two years from the date the options are granted or within one year after the issuance of shares upon exercise of the ISO (the "holding periods"), the participant will recognize in the year of disposition: (a) ordinary income, to the extent that the lesser of either (i) the fair market value of the shares on the date of option exercise, or (ii) the amount realized on disposition, exceeds the option price; and (b) capital gain, to the extent the amount realized on disposition exceeds the fair market value of the shares on the date of option exercise. If the shares are sold after expiration of the holding periods, the participant generally will recognize capital gain or loss equal to the difference between the amount realized on disposition and the option price. The Company receives no tax deduction for compensation expense with respect to ISOs unless the holding period requirements are not fulfilled by the participant.

     With respect to NQSOs, the participant will recognize no income upon grant of the option and, upon exercise, will recognize ordinary income to the extent of the excess of the fair market value of the shares on the date of option exercise over the amount paid by the participant for the shares. Upon a subsequent disposition of the shares received under the option, the participant generally will recognize capital gain or loss to the extent of the difference between the fair market value of the shares at the time of exercise and the amount realized on the disposition. The Company will receive a tax deduction for compensation expense with respect to NQSOs upon the exercise of the option in an amount equal to the spread.

     SARs. The recipient of a grant of SARs will not realize taxable income and the Company will not be entitled to deduction with respect to such grant on the date of such grant. Upon the exercise of an SAR, the recipient will realize ordinary income, and the Company will be entitled to a corresponding deduction, equal to the amount of cash or stock received.

     Restricted Stock and Restricted Stock Units. A participant holding restricted stock will, at the time the shares vest, realize ordinary income in an amount equal to the fair market value of the shares and any cash received at the time of vesting, and the Company will be entitled to a corresponding deduction for federal income tax purposes. Dividends paid to the participant on the restricted stock during the restriction period will generally be ordinary income to the participant and deductible as such by the Company.

     Alternatively, an employee may make an election under Section 83(b) of the Code to pay tax on the initial value of the restricted grant if he so elects within 30 days of the date of grant. This election can be made in order to take advantage of capital gain rates on any subsequent appreciation in lieu of ordinary income tax rates.

     In general, the Company will receive an income tax deduction at the same time and in the same amount which is taxable to the employee as compensation, except as provided below under "Section 162(m)." To the extent a participant realizes capital gains, as described above, the Company will not be entitled to any deduction for federal income tax purposes.

     A participant holding restricted stock units will not be taxed until those units are actually paid out (whether in the form of shares or cash), at which time the participant will realize ordinary income in an amount equal to the fair market value of the units and any cash received at the time of payout, and the Company will be entitled to a corresponding deduction for federal income tax purposes. Dividends paid to the participant on the restricted stock units during the restriction period will generally be ordinary income to the participant and deductible as such by the Company.

     In general, the Company will receive an income tax deduction at the same time and in the same amount which is taxable to the employee as compensation, except as provided below under "Section 162(m)."

     Performance Units and Performance Shares. The recipient of a grant of performance units and/or performance shares will not realize taxable income and the Company will not be entitled to a deduction with respect to such grant on the date of such grant. Upon the payout of such award, the recipient will realize ordinary income and the Company will be entitled to a corresponding deduction, equal to the amount of cash received or the value of any stock received.

     Stock-Based Awards. The recipient of a grant of stock-based awards will not realize taxable income and the Company will not be entitled to a deduction with respect to such grant on the date of such grant. Upon the payout of such award, the recipient will realize ordinary income and the Company will be entitled to a corresponding deduction, equal to the amount of the value of any stock received.

     Section 162(m). Under Section 162(m) of the Code, compensation paid to certain executives ("Covered Employees," below) in excess of $1 million for any taxable year is not deductible unless an exemption from such rule exists. Compensation paid by the Company in excess of $1 million for any taxable year to "Covered Employees" will generally be deductible by the Company or its affiliates for federal income tax purposes if it is based on the performance of the Company, is paid pursuant to a Stock Plan approved by shareholders of the Company, and meets certain other requirements. Generally, a "Covered Employee" under Section 162(m) means the chief executive officer and the four other highest-paid executive officers of the Company as of the last day of the taxable year.

             THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL
                           OF THE FIRST AMENDMENT TO
           THE ANIXTER INTERNATIONAL INC. 2001 STOCK INCENTIVE PLAN.

                      INDEPENDENT AUDITORS AND THEIR FEES

     The Audit Committee has selected Ernst & Young LLP as independent auditors of the Company for 2004. Ernst & Young LLP (and predecessor firm) have audited the Company's financial statements since 1980. Representatives of Ernst & Young LLP, who are expected to be present at the meeting, will be given an opportunity to make a statement if they so desire and to respond to appropriate questions asked by stockholders.

                                   AUDIT FEES

     Fees for audit services totaled approximately $1,369,000 in 2003 and approximately $1,158,400 in 2002, including fees associated with the annual audit, reviews of the Company's quarterly reports on Form 10-Q, other SEC filings, and statutory audits of foreign subsidiaries.

                               AUDIT-RELATED FEES

     Fees for audit-related services totaled approximately $72,000 in 2003 and approximately $140,000 in 2002. Audit-related services generally include pension plan audits and accounting consultations.

                                    TAX FEES

     Fees for tax services, including tax compliance, tax advice and tax planning (including expatriate tax services), totaled approximately $209,000 in 2003 and approximately $453,700 in 2002.

                                 ALL OTHER FEES

     Fees for all other services not included above totaled approximately $7,000 in 2003 and approximately $18,700 in 2002. These fees were for miscellaneous advisory services generally not exceeding $5,000 per matter.

                      PRE-APPROVAL POLICIES AND PROCEDURES

     The Audit Committee's current practice is to consider for pre-approval annually all audit and non-audit services (including tax services) proposed to be provided by the independent auditors each year. The pre-approval policy is set forth in an Audit Committee position statement. In setting forth pre-approved services in its position statement, the Audit Committee details the particular services that may be provided and the policy reason why it is logical to use Ernst & Young, as opposed to another service provider for such services. Additional services may be provided without additional approval of the Audit Committee, so long as such services are pre-approved in the Audit Committee position statement, and the fees associated with such services do not exceed limits approved by the Audit Committee. Should the need arise to consider engaging Ernst & Young to provide non-audit services beyond the scope of what is outlined in the position statement or in an amount in excess of the amounts pre-approved by the Audit Committee, management shall bring such proposals to the Audit Committee Chairman for consideration. The Audit Committee Chairman shall have the authority to either act on behalf of the Audit Committee or to call a special meeting of the Audit Committee to consider any such proposal. In the event that the Audit Committee Chairman acts on behalf of the Audit Committee and pre-approves such service, the decision shall be reported at the next meeting of the full Audit Committee. In considering whether to approve non-audit services, the Audit Committee considers whether the provision of such services by Ernst & Young is compatible with the maintenance of that firm's independence.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Based solely upon its review of the Forms 3, 4 and 5 furnished to the Company pursuant to Section 16(a) of the Securities Exchange Act of 1934, the Company believes that all of its directors, officers and beneficial owners of more than 10% of its common stock filed all such reports on a timely basis during 2003, except that Melvyn N. Klein filed one late Form 4 reporting a stock sale.

                             STOCKHOLDER PROPOSALS

     Proposals of stockholders intended to be presented at the 2005 Annual Meeting of Stockholders must be received by the Company at its principal offices by December 17, 2004 in order to be considered for inclusion in the Company's Proxy Statement and Proxy relating to the 2005 Annual Meeting of Stockholders. In order for other business to be considered at the 2005 Annual Meeting of Stockholders, it must be received by the Company on or before April 4, 2005.

                                   CONCLUSION

     The Board of Directors knows of no other matters to be presented for stockholder action at the meeting. However, if other matters do properly come before the meeting, it is intended that the persons named in the proxies will vote upon them in accordance with their best judgment.

April 13, 2004

                                          By Order of the Board of Directors

                                          (/s/ JOHN A. DUL)
                                          JOHN A. DUL, Secretary

                                                                      APPENDIX A

               ANIXTER INTERNATIONAL INC. AUDIT COMMITTEE CHARTER

     I.  COMPOSITION OF THE AUDIT COMMITTEE

     The Audit Committee of Anixter International Inc. (the "Company") shall be comprised of at least three directors, each of whom the Board has affirmatively determined has no material relationship with the Company and each of whom is otherwise "independent" under applicable law and stock exchange or quotation system listing requirements. The Board shall also determine that each member is "financially literate," and that one member of the Audit Committee has "accounting or related financial management expertise," as such qualifications are interpreted by the Board of Directors in its business judgment, and whether any member of the Audit Committee is an "audit committee financial expert," as defined by rules of the Securities and Exchange Commission (the "SEC").

     No director may serve as a member of the Audit Committee if such director serves on the audit committees of more than two other public companies unless the Board of Directors determines that such simultaneous service would not impair the ability of such director to effectively serve on the Audit Committee, and discloses this determination in the Company's annual proxy statement. No member of the Audit Committee may receive, directly or indirectly, any consulting, advisory or other compensatory fee from the Company other than fees for service on the Board and its committees.

     Directors recommended by the Nominating and Governance Committee shall be appointed to the Audit Committee upon approval by the Board and shall serve at the pleasure of the Board.

     The Audit Committee shall designate one of its members as its chairperson subject to approval by the Nominating and Governance Committee.

II.  PURPOSES OF THE AUDIT COMMITTEE

     The purposes of the Audit Committee are to:

     1. assist Board oversight of (i) the integrity of the Company's financial statements, (ii) the Company's compliance with legal and regulatory requirements, (iii) the independent auditors' qualifications and independence, and (iv) the performance of the independent auditors and the Company's internal audit function; and

     2. prepare the report required to be prepared by the Audit Committee pursuant to the rules of the SEC for inclusion in the Company's annual proxy statement.

     The function of the Audit Committee is oversight. While the Audit Committee has the duties and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company's financial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting principles and applicable rules and regulations. Management is responsible for the preparation, presentation, and integrity of the Company's financial statements and for the appropriateness of the accounting principles and reporting policies that are used by the Company. The independent auditors are responsible for auditing the Company's financial statements and for reviewing the Company's unaudited interim financial statements.

     The independent auditors for the Company are accountable to the Board and the Audit Committee, as representatives of the shareholders. The Audit Committee is directly responsible for the appointment, retention, compensation and oversight of the work of the independent auditors (including resolving disagreements between management and the independent auditors regarding financial reporting). The independent auditors shall report directly to the Audit Committee.

     The independent auditors shall submit to the Audit Committee annually a formal written statement (the "Auditors' Statement") describing: the auditors' internal quality-control procedures; any material issues raised by the most recent internal quality-control review or peer review of the auditors, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the auditors, and any steps taken to deal with any such issues; and (to assess the auditors' independence) all relationships between the independent auditors and the Company, including at least the matters set forth in Independence Standards Board No. 1.

III.  MEETINGS OF THE AUDIT COMMITTEE

     The Audit Committee shall meet once every fiscal quarter, or more frequently if circumstances dictate or it chooses to do so, to discuss with management the annual audited financial statements and quarterly financial statements, as applicable. The Audit Committee shall regularly set aside adequate time to meet separately with each of management, the director of the internal auditing department and the independent auditors. The Audit Committee may request any officer or employee of the Company or the Company's outside counsel or independent auditors to attend a meeting of the Audit Committee or to meet with any members of, or consultants to, the Audit Committee.

IV.  DUTIES AND POWERS OF THE AUDIT COMMITTEE

     To carry out its purposes, the Audit Committee shall have the following duties and powers:

     1. with respect to the independent auditors,

          (i) to directly appoint, retain, compensate, evaluate, and terminate the independent auditors, including sole authority to approve all audit engagement fees and terms;

          (ii) to pre-approve all audit and permissible non-audit services to be provided by the independent auditors;

          (iii) to ensure that the independent auditors prepare and deliver annually an Auditors' Statement (it being understood that the independent auditors are responsible for the accuracy and completeness of this Statement), and to discuss with the independent auditors any relationships or services disclosed in this Statement that may impact the quality of audit services or the objectivity and independence of the Company's independent auditors;

          (iv) to obtain from the independent auditors in connection with any audit a timely report relating to the Company's annual audited financial statements describing all critical accounting policies and practices used, all alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditors, and any material written communications between the independent auditors and management, such as any "management" letter or schedule of unadjusted differences;

          (v) to discuss with management, and decide upon, the timing and process for implementing the rotation of the lead audit partner, the concurring partner and any other active audit engagement team partner and consider whether there should be a regular rotation of the audit firm itself;

     2. with respect to the internal auditing department,

          (i) to review and approve (or if necessary, disapprove) the appointment and replacement of the director of the internal auditing department; and

          (ii) to advise the director of the internal auditing department that he or she is expected to provide to the Audit Committee oral or written summaries of and complete copies of the significant reports to management prepared by the internal auditing department and management's responses thereto;

     3. with respect to financial reporting principles and policies and internal audit controls and procedures,

          (i) to consider any reports or communications (and management's and/or the internal audit department's responses thereto) submitted to the Audit Committee by the independent auditors required by or referred to in SAS 61 (as codified by AU Section 380), as it may be modified or supplemented;

          (ii) to meet with management, the independent auditors and, if appropriate, the director of the internal auditing department:

           - to discuss the scope of the annual audit;

           - to discuss the annual audited financial statements and quarterly financial statements, including the Company's disclosures under "Management's Discussion and Analysis of Financial Condition and Results of Operations", prior to the filing of the Company's Annual Report on Form 10-K or Quarterly Report on Form 10-Q;

           - to discuss, in association with the review of the interim financial statements, the results of the quarterly review and any other matters required to be communicated to the Audit Committee by the independent auditors under generally accepted auditing standards;

           - to discuss, in association with the audit of the annual financial statements, the results of the annual audit and any other matters required to be communicated to the Audit Committee by the independent auditors under generally accepted auditing standards including their judgment about the quality, not just the acceptability, of accounting principles, the reasonableness of significant judgments, and the clarity of the disclosures in the financial statements;

           - to discuss any significant matters arising from any audit, including any audit problems or difficulties, whether raised by management, the internal auditing department or the independent auditors, relating to the Company's financial statements;

           - to discuss any difficulties the independent auditors encountered in the course of the audit, including any restrictions on their activities or access to requested information and any significant disagreements with management;

           - to discuss any "management" or "internal control" letter issued, or proposed to be issued, by the independent auditors to the Company;

           - to discuss, as appropriate: (a) any major issues regarding accounting principles and financial statement presentations, including any significant changes in the Company's selection or application of accounting principles, and major issues as to the adequacy of the Company's internal controls and any special audit steps adopted in light of material control deficiencies; (b) analyses prepared by management and/or the independent auditors setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including analyses of the effects of alternative GAAP methods on the financial statements; and (c) the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the financial statements of the Company;

          (iii) to inquire of the Company's chief executive officer and chief financial officer as to the existence of any significant deficiencies in the design or operation of internal controls that could adversely affect the Company's ability to record, process, summarize and report financial data, any material weaknesses in internal controls, and any fraud, whether or not material, that involves management or other employees who have a significant role in the Company's internal controls;

          (iv) to discuss guidelines and policies governing the process by which senior management of the Company and the relevant departments of the Company assess and manage the Company's exposure to risk, and to discuss the Company's major financial risk exposures and the steps management has taken to monitor and control such exposures;

          (v) to obtain from the independent auditors assurance that the audit was conducted in a manner consistent with Section 10A of the Securities Exchange Act of 1934, as amended, which sets forth certain procedures to be followed in any audit of financial statements required under the Securities Exchange Act of 1934;

          (vi) to discuss with the Company's General Counsel any significant legal, compliance or regulatory matters that may have a material effect on the financial statements, or the Company's business or compliance policies, including material notices to or inquiries received from governmental agencies;

          (vii) to discuss and review the type and presentation of information to be included in earnings press releases;

          (viii) to discuss the types of financial information and earnings guidance provided, and the types of presentations made, to analysts and rating agencies;

          (ix) to establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and for the confidential, anonymous submission by Company employees of concerns regarding questionable accounting or auditing matters; and

          (x) confirm with management that it has not hired employees or former employees of the independent auditors which would cause such auditors not to be independent under Rule 2-01(c)(2)(iii) of Regulation S-X;

     4. with respect to reporting and recommendations,

          (i) to review this Charter at least annually and recommend any changes to the full Board of Directors;

          (ii) to report its activities to the full Board of Directors on a regular basis and to make such recommendations with respect to the above and other matters as the Audit Committee may deem necessary or appropriate; and

          (iii) to prepare and review with the Board an annual performance evaluation of the Audit Committee, which evaluation must compare the performance of the Audit Committee with the requirements of this charter.

     The performance evaluation by the Audit Committee shall be conducted in such manner as the Audit Committee deems appropriate. The report to the Board may take the form of an oral report by the chairperson of the Audit Committee or any other member of the Audit Committee designated by the Audit Committee to make this report.

V.  DELEGATION TO SUBCOMMITTEE

     The Audit Committee may, in its discretion, form and delegate authority to a subcommittee of the Audit Committee. The Audit Committee may, in its discretion, delegate to one or more of its members the authority to pre-approve any audit or non-audit services to be performed by the independent auditors, provided that any such approvals are presented to the Audit Committee at its next scheduled meeting.

VI.  RESOURCES AND AUTHORITY OF THE AUDIT COMMITTEE

     The Audit Committee shall have the resources and authority appropriate to discharge its duties and responsibilities, including the authority to select, retain, terminate, and approve the fees and other retention terms of special or independent counsel, accountants or other experts and advisors, as it deems necessary or appropriate, without seeking approval of the Board or management.

                                                                      APPENDIX B

                           ANIXTER INTERNATIONAL INC.

                           MANAGEMENT INCENTIVE PLAN

ARTICLE 1. ESTABLISHMENT, OBJECTIVES, AND DURATION

     1.1 Establishment of the Plan. Anixter International Inc., a Delaware corporation (the "Company"), hereby establishes an incentive compensation plan to be known as the "Anixter International Inc. Management Incentive Plan" (the "Plan"), as set forth herein and as it may be amended from time to time.

     Subject to approval by the Company's shareholders, the Plan shall become effective as of the date the shareholders first approve the Plan (the "Effective Date"), and shall remain in effect as provided in Section 1.3 hereof.

     1.2 Objectives of the Plan. The primary objectives of the Plan are: (a) to attract, motivate, and retain high-caliber individuals by providing competitive annual incentive opportunities, (b) to provide an incentive to key employees of the Company who have significant responsibility for the success and growth of the Company, and (c) to satisfy the requirements of Section 162(m) of the Code.

     1.3 Duration of the Plan. The Plan shall commence on the Effective Date and shall remain in effect, subject to the right of the Committee to amend or terminate the Plan at any time pursuant to Article 9 hereof, for a period of ten
(10) years, at which time the right to grant Awards under the Plan shall terminate.

ARTICLE 2. DEFINITIONS

     Whenever the following terms are used in the Plan, with their initial letter(s) capitalized, they shall have the meanings set forth below:

          (a) "Award" means an award described in Article 5 hereof.

          (b) "Award Pool" means, with respect to a Plan Year, 3 percent (3 %) of Operating Income for the Plan Year.

          (c) "Beneficial Owner" or "Beneficial Ownership" shall have the meaning ascribed to such term in Rule 13d-3 of the General Rules and Regulations under the Exchange Act, as amended from time to time, or any successor rule.

          (d) "Board" or "Board of Directors" means the Board of Directors of the Company.

          (e) "Code" means the Internal Revenue Code of 1986, as amended from time to time.

          (f) "Committee" means the Compensation Committee of the Board or any other committee appointed by the Board to administer the Plan and Awards to Participants hereunder, as specified in Article 3 hereof.

          (g) "Company" means Anixter International Inc., a Delaware corporation, and any successor thereto as provided in Article 11 hereof.

          (h) "Director" means any individual who is a member of the Board.

          (i) "Effective Date" shall have the meaning ascribed to such term in
     Section 1.1 hereof.

          (j) "Employee" means any employee of the Company or of a Subsidiary. Directors who are employed by the Company or by a Subsidiary shall be considered Employees under the Plan.

          (k) "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, or any successor statute.

          (l) "Insider" means an individual who is, on the relevant date, subject to the reporting requirements of Section 16(a) of the Exchange Act.

          (m) "Operating Income" means the amount reported on the Company's Consolidated Statements of Operations for the Plan Year.

          (n) "Participant" means a key Employee who has been selected to receive an Award or who holds an outstanding Award.

          (o) "Performance-Based Exception" means the performance-based exception from the tax deductibility limitation imposed by Code Section 162(m), as set forth in Code Section 162(m)(4)(C).

          (p) "Plan" means the Anixter International Inc. Management Incentive Plan, as set forth herein and as it may be amended from time to time.

          (q) "Plan Year" means the Company's fiscal year.

          (r) "Subsidiary" means a corporation, partnership, joint venture, or other entity in which the Company has an ownership or other proprietary interest of more than fifty percent (50%).

ARTICLE 3. ADMINISTRATION

     3.1 General. Except as otherwise determined by the Board in its discretion, the Plan shall be administered by the Committee, which shall consist exclusively of two (2) or more nonemployee directors within the meaning of the rules promulgated by the Securities and Exchange Commission under Section 16 of the Exchange Act who also qualify as outside directors within the meaning of Code Section 162(m) and the related regulations under the Code. The members of the Committee shall be appointed from time to time by, and shall serve at the discretion of, the Board. The Committee shall have the authority to delegate administrative duties to officers or Directors of the Company; provided that the Committee may not delegate its authority with respect to: (a) nonministerial actions with respect to Insiders; (b) nonministerial actions with respect to Awards that are intended to qualify for the Performance-Based Exception; and (c) certifying that any performance goals and other material terms attributable to Awards intended to qualify for the Performance-Based Exception have been satisfied.

     3.2 Authority of the Committee. Except as limited by law or by the Certificate of Incorporation or Bylaws of the Company, and subject to the provisions hereof, the Committee shall have full power in its discretion to select key Employees who shall participate in the Plan; determine the sizes and types of Awards; determine the terms and conditions of Awards in a manner consistent with the Plan; construe and interpret the Plan and any Award, document, or instrument issued under the Plan; establish, amend, or waive rules and regulations for the Plan's administration; and (subject to the provisions of Article 9 hereof) amend the terms and conditions of any outstanding Award as provided in the Plan. Further, the Committee shall make all other determinations that may be necessary or advisable for the administration of the Plan.

     3.3 Decisions Binding. All determinations and decisions made by the Committee pursuant to the provisions of the Plan and all related orders and resolutions of the Committee shall be final, conclusive, and binding on all persons, including the Company, its shareholders, Directors, Employees, Participants, and their estates and beneficiaries.

     3.4 Performance-Based Awards. For purposes of the Plan, it shall be presumed, unless the Committee indicates to the contrary, that all Awards are intended to qualify for the Performance-Based Exception. If the Committee does not intend an Award to qualify for the Performance-Based Exception, the Committee shall reflect its intent in its records in such manner as the Committee determines to be appropriate.

ARTICLE 4. ELIGIBILITY AND PARTICIPATION

     4.1 Eligibility. All key Employees are eligible to participate in the Plan.

     4.2 Actual Participation. Subject to the provisions of the Plan, the Committee may, from time to time, select from all eligible Employees those to whom Awards shall be granted and shall determine the nature and amount of each Award.

ARTICLE 5. AWARDS

     5.1 Grant of Awards. All Awards under the Plan shall be granted upon terms approved by the Committee. However, no Award shall be inconsistent with the terms of the Plan or fail to satisfy the requirements of applicable law. Each Award shall relate to a designated Plan Year.

     5.2 Award Pool Limitation. The sum of the Awards for a single Plan Year shall not exceed one hundred percent (100%) of the amount in the Award Pool for that Plan Year.

     5.3 Individual Maximum Awards. For any given Plan Year, no one Participant shall receive an Award in excess of fifty percent (50%) of the Award Pool.

     5.4 Limitations on Committee Discretion. The Committee may reduce, but may not increase, any of the following:

          (a) The maximum Award for any Participant; and

          (b) The size of the Award Pool.

     5.5  Payment.  Payment of Awards shall be subject to the following:

          (a) Unless otherwise determined by the Committee, in its sole discretion, a Participant shall have no right to receive a payment under an Award for a Plan Year unless the Participant is employed by the Company or a Subsidiary at all times during the Plan Year.

          (b) The Committee may, in its discretion, authorize payment to a Participant of less than the Participant's maximum Award and may provide that a Participant shall not receive any payment with respect to an Award. In exercising its discretion, the Committee shall consider such factors as it considers appropriate. The Committee's decision shall be final and binding upon any person claiming a right to a payment under the Plan.

          (c) Payments of Awards shall be wholly in cash.

          (d) Each Award shall be paid on a date prescribed by the Committee, unless the Participant has elected to defer payment in accordance with the rules and regulations established by the Committee.

ARTICLE 6. BENEFICIARY DESIGNATION

     Each Participant may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid in case of the Participant's death before the Participant receives any or all of such benefit. Each such designation shall revoke all prior designations by the same Participant with respect to such benefit, shall be in a form prescribed by the Company, and shall be effective only when filed by the Participant in writing with the Company during the Participant's lifetime. In the absence of any such designation, any benefits remaining unpaid under the Plan at the Participant's death shall be paid to the Participant's estate.

ARTICLE 7. DEFERRALS

     The Committee may permit or require a Participant to defer such Participant's receipt of the payment of cash that would otherwise be due to such Participant in connection with any Awards. If any such deferral election is required or permitted, the Committee shall, in its discretion, establish rules and procedures for such payment deferrals.

ARTICLE 8. NO RIGHT TO EMPLOYMENT OR PARTICIPATION

     8.1 Employment. The Plan shall not interfere with or limit in any way the right of the Company or of any Subsidiary to terminate any Participant's employment at any time, and the Plan shall not confer upon any Participant the right to continue in the employ of the Company or of any Subsidiary.

     8.2 Participation. No Employee shall have the right to be selected to receive an Award or, having been so selected, to be selected to receive a future Award.

ARTICLE 9. AMENDMENT, MODIFICATION, AND TERMINATION

     9.1 Amendment, Modification, and Termination. Subject to the terms of the Plan, the Committee may at any time and from time to time, alter, amend, suspend, or terminate the Plan in whole or in part; provided that unless the Committee specifically provides otherwise, any revision or amendment that would cause the Plan to fail to comply with any requirement of applicable law, regulation, or rule if such amendment were not approved by the shareholders of the Company shall not be effective unless and until shareholder approval is obtained.

     9.2 Adjustment of Awards Upon the Occurrence of Certain Unusual or Nonrecurring Events. The Committee may make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events affecting the Company or the financial statements of the Company or of changes in applicable laws, regulations, or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan; provided that the Committee shall not be authorized to adjust an Award that the Committee intends to qualify for the Performance-Based Exception if such adjustment (or the authority to make such adjustment) would prevent the Award from qualifying for the Performance-Based Exception.

     9.3 Awards Previously Granted. Notwithstanding any other provision of the Plan to the contrary (but subject to Section 1.1 hereof), no termination, amendment, or modification of the Plan shall cause any previously granted Awards to be forfeited. After the termination of the Plan, any previously granted Award shall remain in effect and shall continue to be governed by the terms of the Plan and the Award.

ARTICLE 10. WITHHOLDING

     The Company and its Subsidiaries shall have the power and the right to deduct or withhold, or to require a Participant to remit to the Company or to a Subsidiary, an amount that the Company or a Subsidiary reasonably determines to be required to comply with federal, state, local, or foreign tax withholding requirements.

ARTICLE 11. SUCCESSORS

     All obligations of the Company under the Plan with respect to Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

ARTICLE 12. LEGAL CONSTRUCTION

     12.1 Gender and Number. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine, any feminine term used herein also shall include the masculine, and the plural shall include the singular and the singular shall include the plural.

     12.2 Severability. If any provision of the Plan shall be held illegal or invalid for any reason, such illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

     12.3 Requirements of Law. The granting of Awards under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies as may be required.

     12.4 Governing Law. The Plan and all Awards shall be construed in accordance with and governed by the laws of the state of Delaware (without regard to the legislative or judicial conflict of laws rules of any state), except to the extent superseded by federal law.

                                                                      APPENDIX C

               FIRST AMENDMENT TO THE ANIXTER INTERNATIONAL INC.

                           2001 STOCK INCENTIVE PLAN

     WHEREAS, Anixter International Inc., a Delaware corporation (the "Company"), established the Anixter International Inc. 2001 Stock Incentive Plan (the "2001 Plan") effective as of May 24, 2001 (the date of the 2001 shareholders' meeting).

     WHEREAS, the Company has remaining authorized shares available totaling 858,636 under the 2001 Plan.

     WHEREAS, the Company desires to amend the 2001 Plan to:

          (a) Allow for the grant of 820,000 shares to be awarded in a form other than options or stock appreciation rights;

          (b) Cancel 38,636 shares available under the Stock Plan; and

          (c) Clarify the 2001 Plan language allowing for the grant of restricted stock units.

     WHEREAS, shareholder approval is required for the above-mentioned amendments.

     NOW, THEREFORE, effective upon shareholder approval, the 2001 Plan shall be amended as follows:

     FIRST: The following language shall be inserted after the words "restricted stock," in Paragraph 5:

     "restricted stock units"

     SECOND: Paragraph 5(c) shall be deleted in its entirety and replaced with the following language:

     "On or after May 20, 2004, no more than 820,000 Shares may be awarded in a form other than options or stock appreciation rights, except as necessary to give effect to adjustments specified in Section 3 hereof."

                           ANIXTER INTERNATIONAL INC.

                           2001 STOCK INCENTIVE PLAN

     1. Purpose and Effective Date. Anixter International Inc. (the "Company") has established this 2001 Stock Incentive Plan (the "Plan") to facilitate the retention and continued motivation of key employees, consultants and directors and to align more closely their interests with those of the Company and its stockholders. The effective date of the Plan shall be the date it is approved by the Company's stockholders at the 2001 Annual Meeting of Stockholders.

     2. Administration. The Plan shall be administered by the Board of Directors, or the Compensation Committee of the Company's Board of Directors or such other Board committee as the Board may designate (the "Committee"). The Committee has the authority and responsibility for the interpretation, administration and application of the provisions of the Plan, and the Committee's interpretations of the Plan, and all actions taken by it and determinations made by it shall be binding on all persons. No Board or Committee member shall be liable for any determination, decision or action made in good faith with respect to the Plan.

     3. Shares Subject To Plan. A total of 2,500,000 shares of Common Stock of the Company ("Shares") may be issued pursuant to the Plan. The Shares may be authorized but unissued Shares or Shares reacquired by the Company and held in its treasury. Grants of incentive awards under the Plan will reduce the number of Shares available thereunder by the maximum number of Shares obtainable under such grants. If all or any portion of the Shares otherwise subject to any grant under the Plan are not delivered for any reason including, but not limited to, the cancellation, expiration or termination of any option right or unit, the settlement of any award in cash, the forfeiture of any restricted stock, or the repurchase of any Shares by the Company from a participant for the cost of the participant's investment in the Shares, such number of Shares shall be available again for issuance under the Plan. The number of Shares covered by or specified in the Plan and the number of Shares and the purchase price for Shares under any outstanding awards, may be adjusted proportionately by the Committee for any increase or decrease in the number of issued Shares or any change in the value of the Shares resulting from a subdivision or consolidation of Shares, reorganization, recapitalization, spin-off, payment of stock dividends on the Shares, any other increase or decrease in the number of issued Shares made without receipt of consideration by the Company, or the payment of an extraordinary cash dividend.

     4. Eligibility. All key employees, active consultants and directors of the Company and its subsidiaries are eligible to be selected to receive a grant under the Plan by the Committee. The Committee may condition eligibility under the Plan or participation under the Plan, and any grant or exercise of an incentive award under the Plan on such conditions, limitations or restrictions as the Committee determines to be appropriate for any reason. No person may be granted in any period of two consecutive calendar years, awards covering more than 900,000 Shares.

     5. Awards. The Committee may grant awards under the Plan to eligible persons in the form of stock options (including incentive stock options within the meaning of section 422 of the Code), stock grants, stock units, restricted stock, stock appreciation rights, performance shares and units and dividend equivalent rights, and reload options to purchase additional Shares if Shares are delivered in payment of any other options, and shall establish the number of Shares subject to each such grant and the terms thereof, including any adjustments for reorganizations and dividends, subject to the following:

          (a) All awards granted under the Plan shall be evidenced by agreements in such form and containing such terms and conditions not inconsistent with the Plan as the Committee shall prescribe.

          (b) The exercise price of any option or stock appreciation right shall not be less than the fair market value of a corresponding number of Shares as of the date of grant, except (i) options or stock appreciation rights being granted to replace options or rights not initially granted by the Company may be granted with exercise prices that in the judgment of the Committee result in options or rights having comparable value to the options or rights being replaced, and (ii) up to 10% of the Shares may be granted pursuant to options or stock appreciation rights that have exercise prices of not less than 85% of the fair market value of a corresponding number of Shares as of the date of grant.

          (c) No more than 25% of the Shares may be awarded in a form other than options or stock appreciation rights.

          (d) No option may be repriced by amendment, substitution or cancellation and regrant, unless authorized by the stockholders. Adjustments pursuant to Section 3 above shall not be considered repricing.

     6. Amendment of the Plan. The Board of Directors or the Committee may from time to time suspend, terminate, revise or amend the Plan or the terms of any grant in any respect whatsoever, provided that, without the approval of the stockholders of the Company, no such revision or amendment may increase the number of Shares subject to the Plan, change the provisions of Section 5 above, or expand those eligible for grants under the Plan.

     Adopted as of 14th day of February, 2001, by the Compensation Committee of the Board of Directors of Anixter International Inc.

                                          JAMES E. KNOX
                                          Secretary

                                  DETACH HERE
 -------------------------------------------------------------------------------

PROXY                      ANIXTER INTERNATIONAL INC.

           PROXY SOLICITED BY AND ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints John A. Dul, Dennis J. Letham and Robert W. Grubbs and each of them (with full power of substitution in each) proxies of the undersigned to vote at the Annual Meeting of Stockholders of Anixter International Inc. to be held at 9:00 A.M., Central time, May 20, 2004, at 2301 Patriot Boulevard, Glenview, Illinois, and at any adjournments thereof, all of the shares of Common Stock of Anixter International Inc. in the name of the undersigned on the record date.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED STOCKHOLDER. UNLESS OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES.

1. Election of the following nominees as directors:

    [ ] FOR all nominees                             [ ] WITHHOLD AUTHORITY
        (except as marked to the contrary below).        to vote for all nominees listed below.

     Nominees:  Lord James Blyth, Robert L. Crandall, Robert W. Grubbs Jr., F.
                Philip Handy, Melvyn N. Klein, Stuart M. Sloan, Thomas C. Theobald, Mary Agnes Wilderotter, Matthew Zell and Samuel Zell.

(INSTRUCTION: WRITE THE NAME OF THE NOMINEE(S) FROM WHOM YOU ARE WITHHOLDING

     YOUR VOTE IN THIS SPACE.)

--------------------------------------------------------------------------------

Please Check Box if you intend to be present at meeting  [ ]

           (PLEASE SIGN AND DATE THE PROXY CARD ON THE REVERSE SIDE.)

                                  DETACH CARD
 -------------------------------------------------------------------------------

                        (Continued from the other side)

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THE COMPANY'S MANAGEMENT INCENTIVE PLAN.

2. Approval of the Company's Management Incentive Plan:

   [ ] FOR      [ ] AGAINST      [ ] ABSTAIN

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THE AMENDMENT TO THE COMPANY'S 2001 STOCK INCENTIVE PLAN.

3. Approval of the Amendment to the Company's 2001 Stock Incentive Plan:

   [ ] FOR      [ ] AGAINST      [ ] ABSTAIN

4. In their discretion, such other matters as properly may come before the meeting or at any adjournment(s) thereof.

[ ] By checking the box to the left, I consent to future delivery of annual reports, proxy statements, prospectuses and other materials and shareholder communications electronically via the Internet at a webpage which will be disclosed to me. I understand that the Company may no longer distribute printed materials to me from any future shareholder meeting until such consent is revoked. I understand that I may revoke my consent at any time by contacting the Company's transfer agent, National City Bank, Cleveland, OH, and that costs normally associated with electronic delivery, such as usage and telephone charges as well as any costs I may incur in printing documents, will be my responsibility.

                                                  Dated: --------------- , 2004

                                                  ------------------------------
                                                  Signature

                                                  ------------------------------
                                                  (Signature if held jointly)

                                                  IMPORTANT: Please date this
                                                  proxy and sign exactly as your
                                                  name appears hereon. If stock
                                                  is held jointly, both holders
                                                  should sign. Executors,
                                                  administrators, trustees,
                                                  guardians and others signing
                                                  in a representative capacity
                                                  should give full title.

 PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED
                                   ENVELOPE.